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                                                                     EXHIBIT  23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Varian Associates, Inc. on Forms S-8 (Nos. 33-46000, 33-33661, 33-33660,
2-95139, and 33-1425) and Forms S-8 and S-3, (No. 33-40460), of our report dated October 19, 1994, on our audits of the consolidated financial statements and financial statement schedules of Varian Associates, Inc. as of September 30, 1994 and October 1, 1993 and for each of the three fiscal years in the period ended September 30, 1994, which report is incorporated in this Form 10-K by reference to the Company's 1994 Annual Report to Stockholders.



                                                   /s/ Coopers & Lybrand  L.L.P.
                                                   -----------------------------
                                                       Coopers & Lybrand  L.L.P.



San Jose, California
December 21, 1994